Exhibit 99.1

StockerYale Announces Preliminary First Quarter 2008 Financial Results

Company To Report First Quarter 2008 Results on Thursday, April 24, 2008

SALEM, N.H.—(BUSINESS WIRE)—StockerYale, Inc. (NASDAQ: STKR—News), a leading designer and manufacturer of structured light lasers, LED modules and specialty optical fibers for industrial OEMs, medical and defense markets, today announced preliminary results for its first quarter ended March 31, 2008.

Preliminary Results for the First Quarter ended March 31, 2008:

•	Record net sales expected to be between $8.1 million and $8.2 million, exceeding guidance of $7.6 million to $8.0 million

•	Record new order bookings of approximately $9 million

•	Record net sales from Photonic Products unit of approximately $3 million

“Our better-than-expected performance was driven by strength in our laser module businesses and operational improvements initiated in prior quarters,” stated Mark W. Blodgett, Chairman and Chief Executive Officer. “We are pleased with the growth and momentum we are seeing as we execute on our medical strategy announced early in the first quarter. Additionally, growth in our core industrial OEM business, highlighted in particular by a key milestone achieved in the turnaround in our Photonics Products unit, is being driven by strong overseas sales, new product traction, and improved operating efficiency. We view this performance as an excellent first step in what is expected to be a year of continued operational execution and improved financial performance for StockerYale.”

Mr. Blodgett will also present at the 9th Annual B. Riley & Co. Las Vegas Investor Conference today at 11:00 a.m. PDT. A live and archived audio webcast of the presentation will be available at http://www.wsw.com/webcast/brileyco9/stkr/ and on the StockerYale, Inc. website at http://www.stockeryale.com under Events. The webcast archive will be available for 90 days.

StockerYale also announced that its financial statements for the fiscal year ended December 31, 2007, included in the Company’s Annual Report on Form 10-K filed on March 31, 2008, contain a going concern qualification to the audit opinion from its independent registered public accounting firm, Vitale, Caturano & Company, Ltd. This announcement is being made in compliance with NASDAQ Marketplace Rule 4350(b)(1)(B), which requires separate disclosure of receipt of an audit opinion that contains a going concern qualification. This announcement does not represent any change or amendment to the Company’s 2007 financial statements or to its Annual Report on Form 10-K.

About StockerYale

StockerYale, Inc., headquartered in Salem, New Hampshire, is an independent designer and manufacturer of structured light lasers, LED modules, and specialty optical fibers for industry leading OEMs. In addition, the company manufactures fluorescent lighting products and phase masks. The Company serves a wide range of markets including the machine vision, industrial inspection, defense, telecommunication, sensors, and medical markets. StockerYale has offices and subsidiaries in the U.S., Canada, and Europe. For more information about StockerYale and their innovative products, visit the Company’s web site at www.stockeryale.com

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact, including without limitation, those with respect to StockerYale’s goals, plans and strategies set forth herein are forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: uncertainty that cash balances may not be sufficient to allow StockerYale to meet all of its business goals; uncertainty that StockerYale’s new products will gain market acceptance; the risk that delays and unanticipated expenses in developing new products could delay the commercial release of those products and affect revenue estimates; the risk that one of our competitors could develop and bring to market a technology that is superior to those products that we are currently developing; and StockerYale’s ability to capitalize on its significant research and development efforts by successfully marketing those products that the Company develops. Forward-looking statements represent management’s current expectations and are inherently uncertain. You should also refer to the discussion under “Factors Affecting Operating Results” in StockerYale’s annual report on Form 10-KSB and the Company’s quarterly reports on Form 10-QSB for additional matters to be considered in this regard. Thus, actual results may differ materially. All Company, brand, and product names are trademarks or registered trademarks of their respective holders. StockerYale undertakes no duty to update any of these forward-looking statements.

Contact:
For StockerYale, Inc.
The Piacente Group
Sanjay M. Hurry, 212-481-2050
(Investor Relations Counsel, StockerYale) sanjay@tpg-ir.com